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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Telemundo Holdings, Inc. on Form S-4 of our report dated March 19, 1998, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                           Deloitte & Touche LLP

/s/ Deloitte & Touche LLP
September 29, 1998